Exhibit 10
                                                                      ----------






                           PURCHASE AND SALE AGREEMENT

                                       AND

                               ESCROW INSTRUCTIONS


                                     Between


                        PARADISE VALLEY COMMUNITIES NO. 1

                                       as

                                    "Seller"

                                       and


                          WESTERN PACIFIC HOUSING, INC.
                                       as

                                   "Purchaser"





848341 v.1

                           PURCHASE AND SALE AGREEMENT
                             AND ESCROW INSTRUCTIONS


           THIS PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS ("Agreement") dated as of September 21, 1999 is entered into by and between PARADISE VALLEY COMMUNITIES NO. 1, a California general partnership ("Seller"), and WESTERN PACIFIC HOUSING, INC., a California corporation ("Purchaser"), on all of the terms and conditions set forth in this Agreement. Seller and Purchaser hereby agree as follows:

           1. Agreement of Purchase and Sale. Seller shall convey, and Purchaser shall purchase and acquire in accordance with the terms, covenants and conditions set forth in this Agreement:

              (a) All of Seller's right, title and interest in and to that certain land ("Land"), consisting of two parcels, one of which is approximately
4.81 acres and is commonly known as Parcel "O" and the other of which is approximately 5.62 acres and is commonly known as Parcel "Q." The Land is located in the Paradise Valley Development in the City of Fairfield, County of Solano, State of California as more particularly described in the attached Exhibit "A" and incorporated into this Agreement for all purposes and which shall be more particularly described in the Title Report to be delivered to Purchaser pursuant to Section 5 below.

              (b) All of Seller's right, title and interest in and to any improvements, if any, affixed to the Land (collectively, "Improvements").

              (c) All of Seller's rights, privileges, entitlements, easements and appurtenances pertaining to the Land and the Improvements, including any right, title and interest of Seller (but without warranty whether statutory, express or implied) in and to adjacent streets, alleys or rights-of-way (excluding, however, any right of ingress or egress over any property adjoining the Land which is also owned by Seller.

              (d) All of Seller's right, title and interest in and to any intangible warranties, guaranties, contract rights and/or other claims, to the extent assignable, relating solely to the Land and/or the Improvements.

The items described in Sections 1(a) through 1(d) above are collectively referred to as the "Property."

           2. Amount of Purchase Price. The total purchase price ("Purchase Price") to be paid by Purchaser to Seller for the Property shall be One Million Five Hundred Seventy-Five Thousand Dollars ($1,575,000).

           3. Payment of Purchase Price. The Purchase Price shall be paid as follows:

              (a) Not later than five (5) business days after the date of this Agreement, Purchaser shall deliver to First American Title Insurance Company ("Escrow

Holder") a deposit of One Hundred Thousand and 00/100 Dollars ($100,000.00) ("Initial Deposit").

              (b) Provided Purchaser has elected to proceed with the Escrow on or before the Contingency Termination Date (as defined in Section 5 below) which election may be contingent on Seller's cure of a Purchaser's Objection (as defined in Section 5(d) below), Purchaser shall then deposit into Escrow, in immediately available funds, the amount of Four Hundred Thousand and 00/100 Dollars ($400,000.00) ("Second Deposit"). Purchaser's failure to deliver a timely notice to proceed with Escrow on or before the Contingency Termination Date shall be deemed to be Purchaser's election to terminate Escrow due to a Purchaser's Objection.

              (c) For purposes of this Agreement, the Second Deposit together with the Initial Deposit shall be referred to as the "Deposit." The Deposit shall be made in the form of a wire transfer or cash. Escrow Holder shall place the Deposit in an interest-bearing account acceptable to Purchaser and Seller. All interest earned on the Deposit shall be included within the meaning of the term "Deposit" in this Agreement. The Deposit shall become nonrefundable at 4:00 p.m. (California time) on the Contingency Termination Date provided Purchaser has elected to proceed with the Escrow and Escrow Holder is hereby instructed to release the Deposit to Seller immediately at such time. If Purchaser elects to proceed with Escrow subject to a Purchaser's Objection, the Deposit shall be released to Seller upon the first to occur of (i) election by Seller to cure the Purchaser's Objection as provided in Section 5(d) below, (ii) waiver by Purchaser of the Purchaser's Objection, or (iii) cure by Seller of the Purchaser's Objection as provided under Section 5(d) below. The amount released to Seller pursuant to the terms of this Agreement shall be applied to the Purchase Price if Escrow closes pursuant to the terms of this Agreement. If the Escrow fails to close under this Agreement as a result of Purchaser's default after satisfaction or waiver of Purchaser's conditions set forth herein, then the Deposit shall be retained by Seller as provided under Section 14 below. In the event that the Escrow is terminated as provided in Section 3(b) above or
Section 5(d)(2) below, or due to a Seller default, the Deposit shall be returned to Purchaser. All transfers by Escrow Holder of the Initial Deposit or Deposit, as applicable, to the party entitled thereto pursuant to this Agreement shall be effected by confirmed wire transfer.

           4. Escrow Instructions.

              (a) Opening of Escrow. Within five (5) business days after this Agreement is fully executed, the parties shall open an escrow ("Escrow") with Escrow Holder in order to consummate the purchase and sale of the Property in accordance with the terms and provisions of this Agreement by depositing a signed original of this Agreement in the Escrow. Purchaser's failure to timely make the Initial Deposit shall automatically terminate this Agreement. The provisions hereof shall constitute joint primary escrow instructions to the Escrow Holder; provided, however, that the parties shall execute such additional instructions as requested by the Escrow Holder which are not inconsistent with the provisions hereof. The date on which the Escrow Holder shall receive an original of this Agreement executed by both Seller and Purchaser (which


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

execution may be effected in multiple counterparts) shall constitute the "Opening of Escrow." Escrow Holder shall deliver written confirmation of the date of the Opening of Escrow to the parties in the manner set forth in Section 16 of this Agreement.

              (b) Documents and Funds Delivered to or by Escrow. The following shall be delivered into the Escrow or by Escrow Holder in connection with the transfer of the Property:

                  (1) Delivery by Seller into Escrow. Prior to the Closing Date (as defined below) but not, in any event, until after Purchaser has performed its obligations under Sections 4(b)(2) and (3) below except as expressly provided below, Seller shall deposit into Escrow:

                       (a) not later than two (2) days prior to the scheduled Closing Date, a grant deed ("Grant Deed") to the Property in recordable form, duly executed by Seller and acknowledged and in substantially the same form as set forth in the attached Exhibit "B", provided, however, that Seller may withdraw the Grant Deed from the Escrow following such delivery by unilateral written notice to Escrow Holder in the event Escrow Holder has not confirmed its receipt of the balance of the Purchase Price from Purchaser on or before 4:00 p.m. (California time) one (1) business day prior to the scheduled Closing Date as contemplated under Section 4(b)(3) below;

                       (b) one (1) original of an affidavit from Seller which satisfies the requirements of Section 1445 of the Internal Revenue Code, as amended ("Section 1445 Affidavit") in substantially the same form as set forth in the attached Exhibit "C";

                       (c) one (1) original of a Withholding Exemption Certificate, Form 590 or in the event that the Seller is a non-California resident, a certificate issued by the California Franchise Tax Board, pursuant to Revenue and Taxation Code Sections 18662 and 18668, stating either the amount of withholding required from Seller's proceeds or that Seller is exempt from such withholding requirement ("Certificate"), in substantially the same form as set forth in the attached Exhibit "D"; and

                       (d) two (2) originals of an Assignment of Intangibles and Warranties (the "Assignment of Intangible Property"), in substantially the same form as set forth in the attached Exhibit "E."

                  (2) Delivery by Purchaser into Escrow. Not less than one (1) business day prior to the Closing Date, Purchaser shall deposit into Escrow executed counterparts of any documents referred to in Section 4(b)(1)(b) above, and such other instruments and documents as may be reasonably requested by Escrow Holder relating to Seller, to the Property and/or as otherwise required to transfer the Property to Purchaser.

                  (3) Further Delivery by Purchaser into Escrow. Provided that Seller has delivered the Grant Deed into Escrow as contemplated by Section 4(b)(1)(a)


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

above, prior to 1:00 p.m. (California time) on the business day prior to the Closing Date, Purchaser shall deposit into Escrow by wire transfer or other immediately available funds, in the form of cash or a wire transfer of funds, an amount which, when added to the Deposit, shall equal the Purchase Price and any sums necessary to pay expenses and prorations payable by Purchaser pursuant to this Agreement. The cash shall be by direct deposit or by a wire transfer of funds actually made into and received by Escrow Holder's depository bank account.

                  (4) Delivery by Escrow. Not less than (2) business days prior to the Closing Date, Escrow Holder shall deliver to Purchaser and Seller a pro forma closing statement which sets forth, in a manner reasonably satisfactory to Purchaser and Seller, the prorations and other credits and debits contemplated by this Agreement.

              (c) Conditions to Close. Escrow shall not close unless and until the following conditions precedent and contingencies have been satisfied or waived in writing by the party for whose benefit the conditions have been included in this Agreement:

                  (1) All contingencies described in Sections 5 below have either been satisfied or waived in writing by the party to whose benefit such conditions run.

                  (2) All funds and instruments described in this Section 4 have been delivered to Escrow Holder.

                  (3) The Title Company (as hereinafter defined) is in a position and has committed to issue to Purchaser the title insurance policy described in Section 7 below.

                  (4) All representations and warranties made by Seller in
Section 9 below and Purchaser in Section 10 below shall be true and correct in all material respects as of the Closing Date.

                  (5) Purchaser shall have performed, observed and complied with all covenants, agreements and conditions required by this Agreement to be performed, observed and/or complied with by Purchaser prior to, or as of, the Closing Date.

                  (6) Seller shall have performed, observed and complied with all covenants, agreements and conditions required by this Agreement to be performed, observed and/or complied with by Seller prior to, or as of, the Closing Date.

If the Close of Escrow shall have occurred, any condition not otherwise satisfied or waived as of the Close of Escrow shall be deemed fully satisfied or waived by the party for whose benefit the condition had been included.

              (d) Recordation and Transfer. Upon satisfaction of the conditions set forth in Section 4(c) above, Escrow Holder shall transfer the Property ("Close of Escrow") as follows:

                  (1) Cause the Grant Deed to be recorded in the Official Records of Solano County, California;

                  (2) Deliver to Purchaser at least one fully executed original of the Section 1445 Affidavit, the Assignment of Intangible Property, and the Certificate;

                  (3) Deliver to Seller one copy each of the fully executed
Section 1445 Affidavit and the Certificate, and one fully executed original of the Assignment of Intangible Property;

                  (4) Deliver to the parties entitled thereto any other closing documents, including, without limitation, the final closing statement for the Escrow ("Final Statement"), which shall contain no material differences from the pro forma closing statement previously delivered to, and approved by, each party;

                  (5) Disburse all funds deposited with Escrow Holder by Purchaser in payment of the Purchase Price for the Property as follows:

                       (a) deliver to Seller the Purchase Price (less the Deposit, to the extent previously released to Seller) pursuant to instructions to be delivered by Seller to Escrow Holder, less the amount of all items, costs and prorations chargeable to the account of Seller as detailed in the approved Final Statement; and

                       (b) disburse the remaining balance of the funds deposited by Purchaser to Purchaser upon the Close of Escrow pursuant to instructions to be delivered by Purchaser to Escrow Holder less amounts chargeable to Purchaser.

              (e) Close of Escrow; Extension. The Close of Escrow may also be referred to as the "Closing" in this Agreement. The date on which the recordation of the Grant Deed as contemplated under Section 4(d) above has occurred shall be the "Closing Date." In no event shall the Closing occur on a Friday, Monday or legal holiday and if all conditions to the Close of Escrow would otherwise be satisfied on such weekday, the Closing shall occur on the next business day which is not a Friday or a Monday, or in the case of a legal holiday the second business day thereafter.

                  (1) The Close of Escrow shall occur no later than forty-five
(45) days after September 21, 1999; provided, however, that Purchaser shall have the right to extend the Closing Date for six (6) consecutive thirty (30) day periods (each, an "Extension Period"), with the first Extension Period commencing on September 22, 1999, by paying to Seller through escrow the sum of Ten Thousand Seven Hundred Fifty and 00/100 Dollars ($10,750.00) not later than two (2) days prior to the beginning of each Extension Period. Purchaser shall have the right to extend the Closing Date for an additional sixty (60) days by paying to Seller through escrow the sum of Fifty Thousand and 00/100 Dollars ($50,000.00) as consideration for the granting of such right not later than two
(2) days prior to the expiration of the sixth Extension Period. Purchaser shall then have perfected the right to extend the Closing Date for two (2) consecutive thirty

(30) day periods (each, an "Additional Extension Period") by paying to Seller through escrow the sum of Ten Thousand Seven Hundred Fifty and 00/100 Dollars ($10,750.00) not later than two (2) days prior to the beginning of each Additional Extension Period. All payments made by Purchaser under this Section 4(e)(1) in connection with any extension of the Closing Date shall be non-refundable, shall be immediately upon deposit released from escrow to Seller and shall not be applied to the Purchase Price. Any amounts paid by Purchaser pursuant to this Section 4(e)(1) are "Extension Fees" for purposes of Section 14(b) of this Agreement.

                  (2) The provisions of this Section 4(e)(2) override the foregoing Section 4(e)(1). Regardless of the then-applicable Closing Date under any Extension Period or Additional Extension Period, upon Purchaser's receipt of non-appealable approval by the City of Fairfield ("City") of a tentative map pertaining to the Property, the Closing Date shall be accelerated to and become a date that is not later than five (5) days after the tentative map is so approved. For purposes of this Agreement, "non-appealable" shall mean that (a) the ten (10) day period following the City's initial approval of such map, during which time appeals of the City's decision may be filed under the applicable state and municipal land use ordinances, has expired, (b) the thirty
(30) day period following the City's initial approval of such map, during which time appeals to the City's decision may be filed under the California Environmental Quality Act (California Public Resources Code ss.ss. 21000 et seq.), has expired, and (c) no appeal of the City's decision to approve the tentative map has been filed within the applicable time period. In no event shall Purchaser be entitled to any refund of Extension Fees paid notwithstanding such acceleration. Such appeal period shall not extend the then-applicable Closing Date except to the extent that Purchaser validly exercised an applicable Extension Period or an Additional Extension Period and all applicable Extension Fees have been paid with respect to Purchaser's exercise of any such Extension Period or Additional Extension Period as provided in Section 4(e)(1) above. Seller shall be entitled to retain all Extension Fees regardless of the actual Closing Date during any Extension Period or Additional Extension Period. If the Closing does not occur by the close of business on the fifth day after the tentative map is approved and becomes non-appealable, all rights of Purchaser under this Agreement or otherwise pertaining to the Property shall terminate and thereafter be of no further force or effect.

                  (3) Any plans, specifications, surveys, reports, studies, maps, agreements and other documents or property of any type whatsoever except for working drawings for the proposed construction of residential units on the Property ("Project Documents") developed, produced, purchased or otherwise obtained or commissioned by Purchaser relating to the Property, the tentative map or any other aspects of or rights related to the Property or its development shall be the sole property of and belong to Seller unless and until the Closing occurs in accordance with this Agreement, in which event they will be transferred to Purchaser. Purchaser shall provide Seller with monthly reports on the status of its activities with respect to the Property and shall deliver all Project Documents to Seller within three (3) days after Seller's written request therefor. The Project Documents shall be delivered to Seller without warranty by Purchaser.

                  5. Purchaser's Contingencies. In the event that any contingency set forth in this Section 5 has not been either satisfied or waived as of the Contingency Termination Date, or by written agreement of the parties to be satisfied or waived on the Closing, Purchaser may elect, by written notice to Escrow Holder and Seller, to terminate this Agreement and the parties shall bear equally all costs and fees of Escrow Holder incurred in so terminating the Escrow. In the event of such termination, the Initial Deposit shall be returned to Purchaser, Purchaser shall promptly deliver any final reports prepared by Purchaser's consultants (other than confidential attorney-client or attorney work product privileged documents) relating in any way to the Property ("Due Diligence Reports") to Seller, and the Escrow shall thereupon be canceled, and neither party shall have any further obligation to the other (except for the indemnification obligations of Purchaser set forth in Section 5(b)(1) below and the confidentiality obligations of Purchaser set forth in Section 26 below). The "Contingency Period" as used in this Agreement shall mean the period commencing on July 30, 1999 and continuing until 4:00 p.m. (California Time) on September 21, 1999 ("Contingency Termination Date").

              (a) Survey, Title Commitment and Other Property Documents.

                  (1) As soon as reasonably practicable after the Opening of Escrow, Purchaser shall cause First American Title Insurance Company (the "Title Company") to furnish to Purchaser and Seller a preliminary title report (the "Title Report") issued by the Title Company and copies of all documents referred to as exceptions to title in the Title Report, together with plotted easements. Seller hereby confirms, to the best of Seller's knowledge, that as of the execution of this Agreement, it has delivered to Purchaser any survey of the Property in Seller's actual possession or control (which shall mean Seller has identified to Purchaser Seller's third party consultant able to deliver such material). Purchaser may also obtain at its sole cost and expense a new or supplemental survey of the Property. Notwithstanding the foregoing, the Contingency Period shall not be extended to permit Purchaser to obtain such new or supplemental survey of the Property, nor shall the Contingency Period be extended to permit Purchaser to obtain the Title Report and copies of exceptions shown thereon. A true and correct copy of any such survey shall be promptly delivered to Seller following Purchaser's receipt thereof. Any survey delivered to, obtained by or prepared for Purchaser under this Agreement is hereinafter referred to as the "Survey."

                  (2) Seller hereby confirms, to the best of Seller's knowledge, that as of its execution of this Agreement, Seller has delivered to Purchaser any and all material documents related to Seller's ownership of the Property in Seller's actual possession or control (which shall mean Seller has identified to Purchaser Seller's third party consultant able to deliver such material), including, soils and geology reports, entitlements and permits, but expressly excluding any and all loan and similar financing documents and information provided to or prepared by or on behalf of Seller or any previous owner thereof, and only to the extent Seller is permitted to disclose the contents of any of the foregoing to Purchaser pursuant to the terms thereof (collectively, "Property Documents"). SELLER MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER TO PURCHASER AS TO THE ACCURACY OR COMPLETENESS OF THE CONTENT OF ANY DOCUMENTS OR OTHER


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

INFORMATION DELIVERED TO PURCHASER PURSUANT TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE ACCURACY OR COMPLETENESS OF THE CONTENT OF THE PROPERTY DOCUMENTS.

                  (3) The term "Permitted Encumbrances" as used in this Agreement includes:

                       (a) any easement, right-of-way, encroachment, conflict, discrepancy, overlapping of improvements, protrusion, lien, encumbrance, restriction, condition, covenant or other matter with respect to the Property that is reflected or addressed on the Survey, if any, or the Title Report which Purchaser has not disapproved in accordance with the provisions of Section 5(c) below; and

                       (b) any Purchaser's Objection (as defined in Section 5(c) below) which is cured by Seller, if applicable, or which remains uncured, for whatever reason, and Purchaser waives such Purchaser's Objection pursuant to Section 5(c) below.

              (b) Inspection.

                  (1) Purchaser and its representatives shall have the right to physically inspect the Property, provided that such inspection is completed without interfering with any of Seller's operations on the Property. Such inspection right shall include the right to have an independent environmental consultant conduct a Phase I environmental assessment of the Property in accordance with ASTM Standard E 1527-94, Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process, which, pursuant to such Standard, shall not include any surface or subsurface testing of the Property. No environmental inspection of the Property in excess of a Phase I environmental assessment (as described in this Agreement) shall be made without the prior written approval of Seller which may be withheld in Seller's sole discretion. Nothing herein shall authorize any subsurface testing or drilling on the Property by Purchaser or its environmental consultant unless specifically provided for in a scope of work which has been approved by Seller in writing. Upon request for Seller's approval of further testing, Seller agrees to deliver its written approval or disapproval within two (2) business days of receipt of such request. Purchaser shall make all inspections in good faith and with due diligence. Any and all inspection fees, appraisal fees, engineering fees and other expenses of any kind incurred by Purchaser relating to the inspection of the Property shall be solely Purchaser's expense. Purchaser shall not contact any employees of Seller without Seller's prior written consent. Seller shall cooperate with Purchaser in all reasonable respects in making such inspections and in completing the Phase I environmental site assessment contemplated hereunder, at no material cost or expense to Seller. Seller hereby reserves the right to have a representative present at the time of making any such inspections. Purchaser shall notify Seller not less than one (1) business day in advance of making any such inspection. In making any inspection hereunder, Purchaser shall treat, and shall cause any representative of Purchaser to treat, all information obtained by Purchaser pursuant to the terms of this Agreement as strictly confidential (except and only to the extent any such information is


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required to be disclosed to its consultants, attorneys, lenders and transferees)
in accordance with Section 26 below. Purchaser shall defend, indemnify and hold Seller, and Seller's affiliates, partners, agents, shareholders, consultants, tenants, contractors and employees, HomeFed Corporation, Leucadia National Corporation, Leucadia Financial Corporation and Accretive Investments, LLC, harmless from and against any and all injuries, losses, liens, claims, judgments, liabilities, costs, expenses and/or damages (including reasonable attorneys' fees and court costs) sustained by or threatened against Seller which result from or arise out of any inspections by Purchaser or its representatives pursuant to this Section 5(b)(1). Purchaser shall return the Property to substantially the same condition existing prior to Purchaser's making any inspection.

                  (2) Purchaser agrees to maintain worker's compensation and comprehensive liability insurance policies to cover its activities on the Property and to keep the Property free and clear of all mechanics' and materialmen's liens or other liens arising out of any of its activities or those of its representatives, agents or contractors. At least two (2) days prior to entering the Property, Purchaser shall deliver to Seller a certificate of insurance evidencing insurance coverage in compliance with the terms of this
Section 5(b)(2). Purchaser shall maintain and keep in effect, at Purchaser's sole expense, at all times during the period of this Escrow, a comprehensive liability insurance policy having a combined liability limit of at least Two Million Dollars ($2,000,000.00) and property damage limits of at least One Million Dollars ($1,000,000.00). The insurance policy shall be primary and noncontributing with any insurance which may be carried by Seller, and shall name Seller and each of Seller's constituent general partners, HomeFed Communities, Inc., and HomeFed Resources Corporation, as an additional insured. The insurance policy shall also provide that it may not be canceled or modified without at least thirty (30) days prior written notice to Seller.

              (c) Receipt of Necessary Approvals. Not later than the Contingency Termination Date, Purchaser shall be satisfied that all necessary governmental approvals for Purchaser's intended use of the Property will be forthcoming on terms satisfactory to Purchaser, in its sole discretion and not based on any representation of Seller.

              (d) Objection, Cure and Waiver Rights.

                  (1) Purchaser's Objections. In the event that (i) the Survey shows any easement, rights-of-way, encroachment or conflict or other matter affecting the Property that is unacceptable to Purchaser, or (ii) any exceptions to title are listed in the Title Report or any supplement thereto other than standard printed exceptions, which adversely affect the Property and are unacceptable to Purchaser, or (iii) any information contained in any Property Document is unacceptable to Purchaser, or (iv) Purchaser determines as a result of its inspections of the Property that the physical condition of the Property is not acceptable to Purchaser in any material respect, or (v) Purchaser determines that the Environmental Condition of the Property is not reasonably acceptable to Purchaser in any material respect, Purchaser shall, no later than 4:00 p.m. (California time) on the Contingency Termination Date, notify Seller in writing of such facts and the reasons for such disapproval ("Purchaser's Objection(s)"), and Purchaser may elect to terminate the Escrow and receive a return of the Deposit less all amounts due from


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

Purchaser for its share of costs and expenses incurred as a result of such termination. If Purchaser does not exercise its right to terminate the Escrow, upon the expiration of the Contingency Termination Date, except for Purchaser's Objections if they are timely raised and properly made, Purchaser shall be deemed to have accepted the form and substance of the Survey, if any, all matters shown thereon, all exceptions to the Title Report and other items shown thereon, all Property Documents, the physical condition of the Property and the environmental condition of the Property (all such matters to be herein referred to as the "Permitted Encumbrances"). As used in this Agreement, the term "Environmental Condition" shall mean any condition with respect to the Property which could or does result in any damage, loss, cost, expense or liability to or against the owner of the Property by any third party (including without limitation any governmental entity) including, without limitation, any condition resulting from operations conducted on the Property or on property adjacent thereto.

                  (2) Seller's Cure Rights. If Purchaser has raised any Purchaser's Objections on or prior to the Contingency Termination Date but has declined to terminate the Escrow, Seller shall have the right (but not the obligation), to be exercised within five (5) business days of receipt of Purchaser's notice, to notify Purchaser in writing that it intends to cure any such disapproved matter. Failure of Seller to deliver a written notice to Purchaser that it intends to cure any of Purchaser's Objection(s) within such five (5) day period shall constitute Seller's refusal to cure such matter(s). Purchaser shall thereupon have three (3) business days in which to notify Escrow Holder and Seller in writing that Purchaser waives its previous disapproval. Failure to provide such notice shall constitute Purchaser's unwillingness to waive such disapproved matter, Escrow shall thereupon automatically terminate, and neither party shall have any further liability or obligation to the other except as regards the release of the Deposit, Purchaser's obligation for its share of Escrow termination costs, Purchaser's indemnification obligations set forth in Section 5(b)(1) above and Purchaser's confidentiality obligations set forth in Section 26 below. If Seller has elected to cure any matter disapproved by Purchaser, Seller shall thereupon commence to cure such matter, and shall have until the Close of Escrow to cure such matter to Purchaser's reasonable satisfaction. In the event that Seller provides written notice stating Seller's intention to cure any of Purchaser's Objection(s) and Seller fails to cure such matter on or before the scheduled Close of Escrow, Purchaser shall have the right by providing written notice within three (3) days after the scheduled Close of Escrow to either (i) waive such Purchaser's Objection, or (ii) terminate the Escrow. In the event that Purchaser fails to provide said written notice of termination or waiver within said three (3) day period, the Escrow shall terminate as provided above.

                  (3) Delivery of Due Diligence Reports. Concurrently with any termination of Escrow pursuant to this Agreement, Purchaser shall deliver to Seller without additional consideration and free of claims of third parties, all information, studies and Due Diligence Reports except working drawings for the proposed construction of residential units on the Property which Purchaser or any agent of Purchaser has obtained with respect to the Property or the condition of the Property. The Due Diligence Reports shall be delivered to Seller without any warranty by Purchaser.

           6. Termination of Escrow. In the event of any termination of the Escrow on or prior to the Contingency Termination Date pursuant to Section 5, this Agreement shall be terminated, in which event, the Deposit shall be returned to Purchaser by Escrow Holder without further instruction, Purchaser shall deliver any Due Diligence Reports prepared by Purchaser's consultants to Seller, and the Escrow shall thereupon be canceled, and neither party shall have any further obligation to the other except for the indemnification obligations of Purchaser set forth in Section 5(b)(1) above, the confidentiality obligations of Purchaser set forth in Section 26 below and for payment of one-half (1/2) of all Escrow cancellation costs in connection therewith.

           7. Title Insurance Policy. Upon the transfer of the Property, the Title Company shall issue, effective as of Closing, a CLTA standard coverage owner's policy of title insurance issued by the Title Company with liability in the amount of the Purchase Price, insuring title to the Property to be vested in Purchaser, subject only to current real estate taxes and assessments not delinquent and the Permitted Encumbrances; provided, however, that Purchaser may request that the foregoing policy be an ALTA owner's policy so long as (i) a Survey acceptable to the Title Company has been obtained, at Purchaser's expense, (ii) Purchaser pays the cost of the ALTA policy in excess of the cost of the CLTA policy, and (iii) there is no delay in the Close of Escrow due to Purchaser's request to obtain an ALTA policy. The issuance of the title insurance policy described in this Section 7 shall be in lieu of any express or implied warranty of Seller concerning title to the Property. Purchaser acknowledges and agrees that its only remedy for damages incurred by reason of any defect in title to the Property shall be against the Title Company. Seller shall pay the premium for CLTA standard coverage. Seller shall execute such certifications, and deliver same to the Title Company, as are reasonably required to obtain an endorsement to the Title Policy insuring Purchaser against claims from mechanics' and design professional lien claimants for unpaid services rendered for Seller's benefit with respect to the Property for periods prior to the Closing.

           8. Agreements and Covenants of the Parties.

              (a) Purchaser covenants and agrees with Seller that prior to the Closing, Purchaser shall not interfere with the operation of the Property by Seller in any way without the consent of Seller, which consent shall not be unreasonably withheld, prior to the delivery of the Property to Purchaser following the Closing.

              (b) Except as provided in Section 5(b) above, prior to the Closing, Purchaser shall not have the right to (i) enter into any contract, agreement or commitment with respect to the Property or any development thereof which will bind the Property in the event the Closing does not occur; (ii) undertake any on-site development work which is intrusive in nature, such as the removal or movement of any soil; or (iii) undertake any activity which could result in the recording or assertion of any mechanics', materialmen's or similar liens or claims against the Property or any portion thereof.

              (c) Purchaser acknowledges that Seller has assumed certain obligations under that certain Paradise Valley Infrastructure Cost Sharing Agreement dated October 20, 1989 ("Cost Sharing Agreement") with Arcadia Homes and Winncrest Development. This Cost Sharing Agreement provides for the completion of all infrastructure, common amenities, landscaping and other similar items on parcels at the Paradise Valley project. Seller shall remain responsible for completion of its responsibilities under the Cost Sharing Agreement with respect to the Property. Purchaser covenants and agrees (i) to cooperate in, and not to interfere with, the full and complete implementation of the Cost Sharing Agreement and (ii) to supply Seller with any information on actual or estimated costs of improvements as may be requested and required by Seller for reporting purposes under the Cost Sharing Agreement.

              (d) From and after the execution of this Agreement by the Parties, Purchaser shall have the right, at Purchaser's sole cost and expense, to process all applications, plans, permits, agreements, documents, and other instruments necessary or appropriate as determined in Purchaser's sole discretion to obtain all necessary authorizations and entitlements from any applicable governmental or quasi-governmental authorities or entities in order to construct single family residences on the Property as contemplated by the Purchaser at a density of no less than nine and two-tenths (9.2) units per acre cumulatively and to update the existing improvement plans pertaining to the Property as required by the City (collectively, the "Governmental Approvals"). As a matter of clarification, the foregoing shall not permit Purchaser to modify or amend the existing subdivision map recorded against the Property. Seller shall cooperate, and shall cause its consultants, engineers, contractors, affiliates and lenders and any other persons with an interest in the Property to cooperate, all at no cost to Seller, with Purchaser in connection with the processing of the Governmental Approvals, including, without limitation, cooperating in the defense of any legal challenge thereto, and executing any maps, applications, permits, filings or other documents which are necessary or appropriate.

              (e) Purchaser acknowledges that Seller is currently working with the City on reimbursements for work performed to increase the size of the streets and various water and sewer lines in the Paradise Valley project. Any reimbursements for infrastructure, including the water and sewer lines, constructed by or through Seller shall be the sole property of Seller. Purchaser agrees, at no cost or expense to Purchaser, to cooperate with and assist Seller in obtaining such reimbursements, including, without limitation, applying for such reimbursements in Purchaser's name as fee owner of the Property upon Seller's request. Purchaser, promptly after receipt, shall deliver such reimbursement payments to Seller if they are received by Purchaser after the Closing. Similarly, any reimbursements for infrastructure or other improvements, including water and sewer lines, constructed by or through Purchaser, shall be the sole property of Purchaser, and Seller, promptly after receipt, shall deliver such reimbursement payments to Purchaser if they are received by Seller after the Closing.

              (f) Seller shall cooperate with Purchaser and execute, deliver, acknowledge and record such documents, instruments and certificates as Purchaser may reasonably require to effect the transfer to Purchaser of any entitlements applicable to the Property from the City of Fairfield or any other governmental or quasi-governmental authority or entity.

              (g) The Parties hereto agree that they shall maintain in confidence and not disclose any information regarding this Agreement or the transaction contemplated hereby, including, without limitation, the Purchase Price, without the prior written consent of the other Party to this Agreement. The preceding sentence shall not prevent either Party from disclosing the terms and conditions of this Agreement and any and all information regarding the Property to the Parties' respective consultants, accountants and counsel, lenders, and to governmental agencies, such as the Securities Exchange Commission, having jurisdiction over either Party, or as may otherwise be required by law.

              (h) Prior to Closing, Seller will undertake, with Purchaser's reasonable cooperation and using Purchaser's phasing plan, if any, for the Property, the responsibility of preparing and filing the documentation for annexation of the Property under the CC&Rs (as defined herein below). Upon Closing, Seller shall record in the County of Solano and deliver to Purchaser a certificate, as required under Section 2.11 of that certain Master Declaration of Covenants, Conditions and Restrictions of Paradise Valley, which was recorded in the Office of the County Recorder of Solano County, State of California, on August 25, 1995, Serial No. 95-51486 ("CC&Rs"), designating Purchaser as "Declarant," as defined in the CC&Rs, with respect to the Property.

           9. Representations of Seller.

              (a) Seller represents to Purchaser that:

                  (1) Seller is duly organized and legally existing as a general partnership under the laws of the State of California and is authorized to do business in the State of California, the execution and delivery by Seller of, and Seller's performance under, this Agreement are within Seller's powers and have been duly authorized by all requisite action, and the person executing this Agreement on behalf of Seller has the authority to do so.

                  (2) This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting or limiting the rights of contracting parties generally.

                  (3) Seller is not a "foreign person" within the meaning of
Section 1445 of the Internal Revenue Code of 1986, as amended (i.e., Seller is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and regulations promulgated thereunder).

                  (4) Seller (i) is not in receivership or dissolution; (ii) has not made any assignment for the benefit of creditors; (iii) has not admitted in writing its inability to pay its debts as they mature; (iv) has not been adjudicated a bankrupt; and (v) has not filed a petition in voluntary bankruptcy, a petition or answer seeking reorganization, or an arrangement with creditors under the Federal Bankruptcy Law or any other similar law or statute of the United States or any state, and does not have any such petition filed against Seller.

                  (5) To Seller's actual knowledge, the Property is not in violation, nor has it been or is it currently under investigation for violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene, worker health and safety, or to the environmental conditions in, at, on, under or about the Property including, but not limited to, soil and groundwater conditions; the Property has not been subject to a deposit of any flammable explosives, radioactive materials, hazardous wastes, toxic substances or related materials ("Hazardous Substances"); Seller has not, nor to Seller's actual knowledge has any third party, used, generated, manufactured, stored or disposed in, at, on, under or about the Property or transported to or from the Property any Hazardous Substance; to Seller's actual knowledge, there has been no discharge, migration or release of any Hazardous Substance from, into, on, under or about the Property; and there is not now, nor to Seller's actual knowledge has there ever been, on or in the Property underground storage tanks or surface impoundments, any asbestos-containing materials or any polychlorinated biphenyls used in hydraulic oils, electrical transformers or other equipment.

                  (6) To Seller's actual knowledge, there are no endangered species or protected natural habitat, flora or fauna located on the Property, nor are there any areas of the Property that are, or under current law could be, designated as wetlands. Seller has not completed any survey or study to determine the existence of any such species or conditions, except Seller has completed a tree survey with MacKay & Somps to identify trees subject to the preservation ordinance of the City, to which Purchaser may have access.

                  (7) Seller owns the Property in fee simple absolute and has good and marketable title to such Property, subject to no liens, claims or encumbrances other than those disclosed in the Title Report. Seller has not alienated, encumbered, transferred, optioned, leased, assigned or otherwise conveyed its interest or any portion of its interest in the Property or any portion thereof except as set forth in the Title Report or as would be disclosed by an inspection or accurate survey of the Property, nor has Seller entered into any agreement (other than this Agreement) to do so.

                  (8) As of the date of this Agreement, Seller has received no notice of any eminent domain or condemnation proceeding, pending or threatened in writing, which affects the Property. Seller hereby notifies Purchaser that Seller is aware of comments made in the community where the Property is located concerning a possible future assessment for the construction of a new offramp off Highway 80 and connecting Manuel Campos, formerly the Foothill Expressway. Purchaser shall be solely responsible for investigating and satisfying itself regarding such matters.

                  (9) There are no lawsuits, claims, suits, proceedings or investigations pending or, to Seller's actual knowledge, threatened against or affecting Seller with respect to a the Property nor, to Seller's actual knowledge, is there any basis for any of the same, and there are no lawsuits, suits or proceedings pending in which

Seller is the plaintiff or claimant and which relate to the Property. There is no action, suit or proceeding pending or, to Seller's actual knowledge, threatened which questions the legality or propriety of the transactions contemplated by this Agreement.

              (b) If Purchaser is aware or reasonably believes that any of the representations contained in Section 9(a) above are not true and correct as of the date hereof or at Closing, Purchaser may, at its option, (i) waive such misrepresentations and close this transaction, or (ii) terminate this Agreement by written notice thereof to Seller and to Escrow Holder and the Deposit shall be returned to Purchaser, in which event Purchaser shall pay one-half (1/2) of all Escrow termination fees and costs, Escrow shall bE terminated and Purchaser shall have no further right or obligation to purchase the Property as contemplated hereunder. Purchaser hereby acknowledges and agrees that, upon the Close of Escrow, any claim of Purchaser that any representation of Seller herein is not true and correct shall be automatically waived in full by Purchaser, provided that the information or basis from which any such claim arises is known to Purchaser on or prior to the Closing.

              (c) The representations of Seller herein shall survive the Close of Escrow for a period of one (1) year. Any claim of Purchaser based on an alleged breach or failure of any of Seller's representations of which Purchaser had no knowledge as of the Closing shall be made within one (1) year following the Closing or shall automatically be null, void and of no force or effect whatsoever. For purposes hereof, a claim shall be deemed "made" only upon an official filing of an action with respect to such claim with a court of competent jurisdiction, provided that Seller is properly served.

              (d) PURCHASER ACKNOWLEDGES AND AGREES THAT, OTHER THAN THE LIMITED REPRESENTATIONS SET FORTH IN THIS SECTION 9, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO THE PROPERTY. DURING THE CONTINGENCY PERIOD, PURCHASER SHALL CONDUCT ANY AND ALL INSPECTIONS OF THE PROPERTY TO ITS FULL AND COMPLETE SATISFACTION, AND IF PURCHASER ACQUIRES THE PROPERTY FROM SELLER, PURCHASER ACKNOWLEDGES THAT IT WILL BE PURCHASING THE PROPERTY WITH FULL KNOWLEDGE OF ALL DEFECTS. PURCHASER ACKNOWLEDGES THAT IT IS FULLY CAPABLE OF EVALUATING THE PROPERTY'S SUITABILITY FOR PURCHASER'S INTENDED USE. THE PURCHASE PRICE IS A DISCOUNTED PURCHASE PRICE REPRESENTING THE FACT THAT THE PROPERTY IS BEING PURCHASED BY PURCHASER ON AN "AS IS," "WHERE IS" AND "WITH ALL FAULTS" BASIS. PURCHASER HEREBY WAIVES AND RELINQUISHES ALL RIGHTS AND PRIVILEGES ARISING OUT OF, OR WITH RESPECT OR IN RELATION TO, ANY REPRESENTATIONS (OTHER THAN THE LIMITED REPRESENTATIONS SET FORTH IN THIS SECTION 9), WARRANTIES OR COVENANTS, WHETHER EXPRESS OR IMPLIED, WHICH MAY HAVE BEEN MADE OR GIVEN, OR WHICH MAY BE DEEMED TO HAVE BEEN MADE OR GIVEN, BY SELLER. PURCHASER HEREBY FURTHER ACKNOWLEDGES AND AGREES THAT WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXCLUDED FROM THE TRANSACTION

CONTEMPLATED HEREBY, AS ARE ANY WARRANTIES ARISING FROM A COURSE OF DEALING OR USAGE OF TRADE, AND THAT THE SELLER HAS NOT WARRANTED, AND DOES NOT HEREBY WARRANT, THAT THE PROPERTY NOW OR IN THE FUTURE WILL MEET OR COMPLY WITH THE REQUIREMENTS OF ANY SAFETY CODE OR REGULATION OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR JURISDICTION. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, PURCHASER HEREBY ASSUMES ALL RISK AND LIABILITY (AND AGREES THAT SELLER SHALL NOT BE LIABLE FOR ANY SPECIAL, DIRECT, INDIRECT, CONSEQUENTIAL, OR OTHER DAMAGES) RESULTING OR ARISING FROM OR RELATING TO THE OWNERSHIP, USE, CONDITION, LOCATION, MAINTENANCE, REPAIR, OR OPERATION OF THE PROPERTY. PURCHASER AGREES TO DEFEND, INDEMNIFY AND HOLD SELLER HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, COSTS, LOSSES, CLAIMS, JUDGMENTS, LIABILITIES, COSTS, EXPENSES AND/OR DAMAGES, (INCLUDING REASONABLE ATTORNEYS' FEES AND COSTS) ARISING FROM OR ALLEGED TO BE DUE TO ANY DEFICIENCY IN THE PROPERTY OTHER (i) THAN ENVIRONMENTAL CONDITIONS ON THE PROPERTY CAUSED BY HAZARDOUS SUBSTANCES TO THE EXTENT EXISTING AS OF [THE CLOSE OF ESCROW][SEPTEMBER 21, 1999] OR (ii) ANY CLAIMS RELATING TO WORK PERFORMED BY OR ON BEHALF OF SELLER. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, PURCHASER ACKNOWLEDGES AND AGREES THAT THE SALE PROVIDED FOR HEREIN IS MADE WITHOUT ANY WARRANTY BY SELLER AS TO THE NATURE OR QUALITY OF THE PROPERTY; THE DEVELOPMENT POTENTIAL OF THE PROPERTY; THE PRIOR HISTORY OF OR ACTIVITIES ON THE PROPERTY; THE QUALITY OF LABOR AND/OR MATERIALS INCLUDED IN ANY OF THE IMPROVEMENTS; THE FITNESS OF THE PROPERTY FOR AND/OR THE SOIL CONDITIONS EXISTING AT THE PROPERTY FOR ANY PARTICULAR PURPOSE OR DEVELOPMENT POTENTIAL; THE PRESENCE OR SUSPECTED PRESENCE OF HAZARDOUS WASTE OR SUBSTANCES ON, ABOUT, OR UNDER THE PROPERTY OR THE IMPROVEMENTS; OR THE ZONING OR OTHER LEGAL STATUS OF THE PROPERTY. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, NO PERSON ACTING ON BEHALF OF SELLER IS AUTHORIZED TO MAKE, AND BY THE EXECUTION HEREOF PURCHASER HEREBY ACKNOWLEDGES THAT NO PERSON HAS MADE, ANY REPRESENTATION, AGREEMENT, STATEMENT, WARRANTY, GUARANTY OR PROMISE REGARDING THE PROPERTY, OR THE TRANSACTION CONTEMPLATED HEREIN, OR REGARDING THE ZONING, CONSTRUCTION, PHYSICAL CONDITION OR OTHER STATUS OF THE PROPERTY, AND NO REPRESENTATION, WARRANTY, AGREEMENT, STATEMENT, GUARANTY OR PROMISE, IF ANY, MADE BY ANY PERSON ACTING ON BEHALF OF SELLER WHICH IS NOT CONTAINED HEREIN SHALL BE VALID OR BINDING UPON SELLER.

           10. Representations of Purchaser.

              (a) Purchaser represents to Seller that:

                  (1) Purchaser is duly organized and legally existing in the state of its formation and is duly qualified to do business in the State of California and the execution and delivery by Purchaser of, and Purchaser's performance under, this Agreement, are within Purchaser's corporate powers and Purchaser (and the person(s) executing this Agreement on behalf of Purchaser) has the corporate authority to execute and deliver this Agreement.

                  (2) This Agreement constitutes the legal, valid and binding obligation of Purchaser enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting or limiting the rights of contracting parties generally.

                  (3) Performance of this Agreement will not result in any breach of, or constitute any default under, any agreement or other instrument to which Purchaser is a party.

                  (4) Purchaser (i) is not in receivership or dissolution, (ii) has not made any assignment for the benefit of creditors, (iii) has not admitted in writing its inability to pay its debts as they mature, (iv) has not been adjudicated a bankrupt, and (v) has not filed a petition in voluntary bankruptcy, a petition or answer seeking reorganization, or an arrangement with creditors under the federal bankruptcy law, or any other similar law or statute of the United States or any state, and does not have any such petition filed against Purchaser.

              (b) If Seller is aware or reasonably believes that any of the representations contained in Section 10(a) is not true and correct in any material respect as of the date hereof or at Closing, Seller may, at its option,
(i) waive such misrepresentations and close this transaction, or (ii) terminate this Agreement by written notice thereof to Purchaser and to Escrow Holder and the Deposit shall be paid to Seller, in which event the parties shall have no further right or obligation hereunder except as specifically provided herein. Seller hereby acknowledges and agrees that, upon the Close of Escrow, any claim of Seller that any representation of Purchaser herein is not true and correct shall be automatically waived in full by Seller, provided the information or basis from which any such claim arises is known to Seller on or prior to the Closing.

              (c) The representations of Purchaser herein shall survive the Close of Escrow for a period of one (1) year. Any claim of Seller based on an alleged breach or failure of any of Purchaser's representations of which Seller had no knowledge as of the Closing shall be made within one (1) year following the Closing or shall automatically be null, void and of no force or effect whatsoever. For purposes hereof, a claim shall be deemed "made" only upon an official filing of an action with respect to such claim with a court of competent jurisdiction.

           11. Condemnation. Promptly after notice of the commencement of any governmental proceedings for the condemnation of any part of the Property, Seller or Purchaser, as the case may be, shall notify the other of the pendency of such proceedings. In the event of the condemnation of any portion of the Property or the sale of any portion of the Property in lieu of condemnation prior to the Closing, this Agreement shall remain in full force and effect, and in such event Seller shall assign to Purchaser any and all claims for the proceeds of such condemnation or sale, and Purchaser shall take title to the remainder of the Property with the assignment of such proceeds and subject to such condemnation and without reduction in the Purchase Price; provided, however, that if fifty percent (50%) or more of the Land is taken pursuant to such condemnation or conveyance in lieu thereof, and (ii) the remainder of the Property would no longer be reasonably suitable for Purchaser's purposes, then Purchaser may terminate this Agreement by notice in writing to Seller within ten
(10) business days following the date on which Purchaser received notice from Seller or otherwise became aware of such condemnation of the Property or conveyance in lieu thereof, in which event the Deposit shall be returned to Purchaser and the parties shall have no further rights or obligations except as specifically provided in this Agreement. If Purchaser does not elect to terminate within such ten (10) business day period, Purchaser shall be deemed to have waived all of its rights to terminate this Agreement as provided in this
Section 11 and this Agreement shall remain in full force and effect, without any reduction in the Purchase Price, but with any condemnation proceeds being assigned to Purchaser. In all events, Seller shall be solely entitled to any award attributed to the severance of any property adjoining the Property which is owned by Seller.

           12. Risk of Loss. Except as expressly provided herein, all risk of loss of any kind concerning the Property (whether due to adverse physical change, adverse economic change or any other adverse change in the Property) shall be borne exclusively by Purchaser from and after the Contingency Termination Date.

           13. Prorations and Costs Upon Closing.

              (a) General real estate taxes for the then current year relating to the Property shall be prorated as of the Closing Date. If the Closing shall occur before the actual taxes for the then current fiscal year are known, the apportionment of taxes shall be upon the basis of taxes for the Property for the immediately preceding year, provided that if the taxes for the current fiscal year are thereafter determined to be more or less than the taxes for the preceding fiscal year (after any appeal of the assessed valuation thereof is concluded), Seller and Purchaser promptly shall adjust the proration of such taxes and Seller or Purchaser, as the case may be, shall pay to the other any amount required as a result of such adjustment. All currently due installments of special taxes or assessments assessed, including, without limitation, any assessments levied pursuant to covenants, conditions and restrictions of record, and due and payable prior to the Closing Date shall be prorated between Purchaser and Seller as of the Closing Date, and those due and payable after the Closing Date shall be paid by Purchaser. All taxes, whether retroactive or not, imposed as a result of this transaction (but not the transaction pursuant to which Seller acquired the Property) or due to a change in the use of the Property after Closing, from the use prior to Closing, shall be paid by Purchaser.

              (b) Any and all insurance coverage and public utility service contracts maintained by Seller for the Property shall be terminated as of the Closing Date and there shall be no proration of insurance premiums or public utility bills.

              (c) Documentary transfer taxes and local transfer or conveyance taxes, if any, shall be paid by Seller.

              (d) Any and all escrow fees charged by Escrow Holder shall be paid one-half (1/2) by Seller and one-half (1/2) by PurchasER. Purchaser shall pay the fee for recording the Grant Deed. Seller shall pay for the cost of a CLTA standard coverage owner's policy of title insurance. The additional premium for ALTA coverage or for any additional title insurance endorsements or coverage requested by Purchaser shall be at Purchaser's sole cost and expense. All costs related to satisfying any "due diligence" requirements or requests which Purchaser deems necessary in its analysis of the Property, including, without limitation, Purchaser's rights of inspection pursuant to Section 5 above, shall be the sole obligation of Purchaser. Each party shall be responsible for the payment of its own attorneys' fees incurred in connection with the transaction contemplated by this Agreement.

           14. Remedies.

              (a) IN THE EVENT THAT SELLER SHALL FAIL TO CONSUMMATE THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT FOR ANY REASON AND ESCROW FAILS TO CLOSE, EXCEPT IN THE EVENT OF PURCHASER'S DEFAULT OR THE TERMINATION OF THIS AGREEMENT BY PURCHASER OR SELLER PURSUANT TO THE EXPRESS PROVISIONS OF THIS AGREEMENT, PURCHASER, AS ITS SOLE AND EXCLUSIVE REMEDY, MAY TERMINATE THIS AGREEMENT AND RECEIVE A REFUND OF THE DEPOSIT AND PURSUE SELLER FOR ACTUAL DAMAGES; PROVIDED, HOWEVER, IN NO EVENT SHALL PURCHASER BE ENTITLED TO A RECOVERY OR CLAIM AGAINST SELLER FOR ACTUAL DAMAGES IN EXCESS OF AN AMOUNT EQUAL TO THE AMOUNT OF THE DEPOSIT AND THE EXTENSION FEE AND SELLER SHALL NOT BE LIABLE TO PURCHASER FOR ANY PUNITIVE, SPECULATIVE OR CONSEQUENTIAL DAMAGES. IN NO EVENT SHALL PURCHASER BE ENTITLED TO THE REMEDY OF SPECIFIC PERFORMANCE NOR SHALL PURCHASER BE ENTITLED TO RECORD A LIS PENDENS AGAINST THE PROPERTY FOR ANY REASON WHATSOEVER. AS A MATERIAL PART OF THE CONSIDERATION UNDER THIS AGREEMENT AND FOR THE LIQUIDATED DAMAGES PROVISION SET FORTH IN THIS SECTION 14, PURCHASER HEREBY WAIVES AND RELINQUISHES ALL RIGHTS OF PURCHASER TO (i) BRING AN ACTION AGAINST SELLER TO QUIET TITLE TO THE PROPERTY, (ii) BRING AN ACTION FOR SPECIFIC PERFORMANCE OF THIS AGREEMENT AND/OR (iii) RECORD A LIS PENDENS AGAINST THE PROPERTY UNDER SECTIONS 405 ET SEQ. OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, OR ANY OTHER PROVISION OF APPLICABLE LAW. PURCHASER SPECIFICALLY ACKNOWLEDGES THAT IT SHALL NOT HAVE ANY REMEDY WHATSOEVER AGAINST SELLER FOR ANY DEFAULT BY

SELLER UNDER THIS AGREEMENT UNLESS PURCHASER IS IN FULL COMPLIANCE WITH ALL THE MATERIAL TERMS AND CONDITIONS THIS AGREEMENT; PROVIDED, HOWEVER, NO TECHNICAL OR NON-MATERIAL DEFAULT BY PURCHASER UNDER THIS AGREEMENT SHALL, IN AND OF ITSELF, PREVENT PURCHASER FROM EXERCISING ITS REMEDIES HEREUNDER.

              (b) IN THE EVENT THAT PURCHASER SHOULD FAIL TO CONSUMMATE THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT FOR ANY REASON AND ESCROW FAILS TO CLOSE, EXCEPT IN THE EVENT OF SELLER'S MATERIAL DEFAULT HEREUNDER OR THE TERMINATION OF THIS AGREEMENT BY PURCHASER OR SELLER PURSUANT TO THE EXPRESS PROVISIONS OF THIS AGREEMENT, THEN SELLER, AS ITS SOLE AND EXCLUSIVE REMEDY, MAY TERMINATE THIS AGREEMENT BY NOTIFYING PURCHASER THEREOF AND RECEIVE OR RETAIN THE DEPOSIT AND ALL EXTENSION FEES PAID PURSUANT TO SECTION 4(e)(i). THE PARTIES AGREE THAT SELLER WILL SUFFER DAMAGES IN THE EVENT OF PURCHASER'S DEFAULT ON ITS OBLIGATIONS. ALTHOUGH THE AMOUNT OF SUCH DAMAGES IS DIFFICULT OR IMPOSSIBLE TO DETERMINE, THE PARTIES AGREE THAT THE AMOUNT OF THE DEPOSIT AND THE EXTENSION FEES ARE A REASONABLE ESTIMATE OF SELLER'S LOSS IN THE EVENT OF PURCHASER'S DEFAULT. THUS, SELLER SHALL ACCEPT AND RETAIN THE DEPOSIT AND THE EXTENSION FEES AS LIQUIDATED DAMAGES BUT NOT AS A PENALTY. SUCH LIQUIDATED DAMAGES SHALL CONSTITUTE SELLER'S SOLE AND EXCLUSIVE REMEDY. PURCHASER ACKNOWLEDGES AND AGREES THAT NO TECHNICAL OR NON-MATERIAL DEFAULT BY SELLER UNDER THIS AGREEMENT SHALL IN ANY WAY AFFECT ANY RIGHTS OR REMEDIES OF SELLER AGAINST PURCHASER UNDER THIS
SECTION 14. IN THE EVENT THAT SELLER IS ENTITLED TO THE DEPOSIT AND THE EXTENSION FEES AS LIQUIDATED DAMAGES AND TO THE EXTENT SELLER HAS NOT ALREADY RECEIVED THE DEPOSIT AND THE EXTENSION FEES, THE DEPOSIT AND THE EXTENSION FEES SHALL BE IMMEDIATELY PAID TO SELLER BY THE ESCROW HOLDER UPON RECEIPT OF WRITTEN NOTICE FROM SELLER THAT PURCHASER HAS DEFAULTED UNDER THIS AGREEMENT, AND PURCHASER AGREES TO TAKE ALL SUCH ACTIONS AND TO EXECUTE AND DELIVER ALL SUCH DOCUMENTS NECESSARY OR APPROPRIATE TO EFFECT SUCH PAYMENT. IN CONSIDERATION OF SELLER RECEIVING THE LIQUIDATED DAMAGES, SELLER WILL BE DEEMED TO HAVE WAIVED ALL OF ITS CLAIMS AGAINST PURCHASER FOR DAMAGES IF, BUT ONLY IF, PURCHASER HAS SIGNED AND DELIVERED TO ESCROW HOLDER WITHIN TEN (10) BUSINESS DAYS AFTER NOTICE FROM SELLER OF PURCHASER'S FAILURE, ESCROW CANCELLATION INSTRUCTIONS AND ALL OTHER DOCUMENTS REASONABLY REQUIRED BY ESCROW HOLDER TO UNCONDITIONALLY INSTRUCT AND ENABLE ESCROW HOLDER TO CANCEL ESCROW AND PAY TO SELLER THE DEPOSIT AND THE EXTENSION FEES THEN HELD BY ESCROW HOLDER.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS SECTION 14(b) , IF PURCHASER BRINGS AN ACTION AGAINST SELLER FOR AN ALLEGED BREACH OR DEFAULT BY SELLER OF ITS OBLIGATIONS UNDER THIS AGREEMENT, AND, IN CONNECTION WITH THAT ACTION, RECORDS A LIS PENDENS OR OTHERWISE ENJOINS OR RESTRICTS SELLER'S ABILITY TO SELL OR TRANSFER THE PROPERTY ("PURCHASER'S ACTION"), SELLER SHALL NOT BE RESTRICTED BY THE PROVISIONS OF THIS SECTION 14(b) FROM SEEKING EXPUNGEMENT OR RELIEF FROM ANY SUCH LIS PENDENS, INJUNCTION OR OTHER RESTRAINT, AND RECOVERING DAMAGES, COSTS OR EXPENSES (INCLUDING ATTORNEYS' FEES) WHICH SELLER MAY SUFFER OR INCUR AS A RESULT OF PURCHASER'S ACTION, AND THE AMOUNT OF ANY SUCH DAMAGES AWARDED TO SELLER SHALL NOT BE LIMITED TO THE LIQUIDATED DAMAGES SET FORTH ABOVE. FURTHERMORE, IN NO EVENT SHALL THIS SECTION 14(b) HAVE ANY APPLICATION TO OR LIMIT SELLER'S RIGHTS AGAINST PURCHASER IN CONNECTION WITH ANY OF THE
FOLLOWING: (i) SECTION 15 OF THIS AGREEMENT, (ii) SECTION 17 OF THIS AGREEMENT,
(iii) SECTION 26 OF THIS AGREEMENT, (iv) ANY DUTY OR OBLIGATION OF PURCHASER TO INDEMNIFY SELLER AS PROVIDED IN THIS AGREEMENT, OR (v) ANY MATERIAL MISREPRESENTATIONS BY PURCHASER UPON WHICH SELLER HAS RELIED TO ITS DETRIMENT.

           SELLER AND PURCHASER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THE FOREGOING LIQUIDATED DAMAGES PROVISION AND BY THEIR SIGNATURES IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.

Purchaser:                             Seller:

WESTERN PACIFIC HOUSING, INC.          PARADISE VALLEY COMMUNITIES
                                       NO. 1

By:                                    By:
   -------------------------------        -------------------------------

Its:                                   Its:
    ------------------------------         ------------------------------


           15. Real Estate Commissions. Each of Purchaser and Seller represents to each other that it has not authorized any broker or finder to act on its behalf in connection with the sale and purchase hereunder and that such party has not dealt with any broker or finder purporting to act on behalf of any other party. Each party shall defend, indemnify and hold the other harmless from and against any and all losses, liens, claims, judgments, liabilities, costs, expenses or damages (including reasonable attorneys' fees and court costs) of any kind or character to the extent arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by such party or on its behalf with any broker or finder in connection with this Agreement or the transaction contemplated hereby.

           16. Notices. Any notice or communication required or permitted hereunder shall be given in writing, sent by (a) personal delivery delivered by a representative of the party giving such notice, or (b) recognized overnight courier service (e.g., Federal Express) , or (c) United States mail, postage prepaid, registered or certified mail, or (d) telecopier (with a copy to be sent simultaneously to all recipients by U.S. Mail or overnight courier service), addressed as follows:

           If to Seller, to:               Paradise Valley Communities No. 1
                                           c/o HomeFed Corporation
                                           1903 Wright Place, Suite 220
                                           Carlsbad, CA 92008
                                           Attention: Paul J. Borden
                                           Telecopier: (760) 918-8210

           with copies to:                 Pillsbury Madison & Sutro LLP
                                           Carmel Valley Centre I
                                           11975 El Camino Real, Suite 200
                                           San Diego, California 92130-2593
                                           Attention: K. Michael Garrett
                                           Telecopier: (619) 509-4010

           If to Purchaser, to:            Western Pacific Housing, Inc.
                                           Porter Division
                                           1210 Central Boulevard
                                           Brentwood, California 94513
                                           Attention: Mark W. Downie
                                           Telecopier: (925) 516-6654

           and to:                         Western Pacific Housing, Inc.
                                           300 Continental Boulevard, Suite 390
                                           El Segundo, California 90245
                                           Attention: Thomas Connelly
                                           Telecopier: (310) 648-7207

           with copies to:                 L. David Cole
                                           9401 Wilshire Boulevard, Suite 760
                                           Beverly Hills, California 90212
                                           Telecopier: (310) 275-5409

or to such other address or to the attention of such other person as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been delivered either at the time of personal delivery when actually received by the addressee or a representative of the addressee at the address provided above or, if delivered on a business day in the case of delivery service or as to certified or registered mail, upon the date of verified receipt or refusal to accept such delivery, or if by telecopier, upon electronic confirmation of good receipt by the receiving telecopier.

           17. Assignment. Purchaser shall not have the right to assign its interest in this Agreement without obtaining the prior written consent of Seller, which Seller may grant or deny in its sole and absolute discretion. Seller hereby grants to Purchaser the right, exercisable not later than five (5) business days prior to the then scheduled Close of Escrow, to assign this Agreement to a limited liability company, partnership or other entity of which Purchaser or Western Pacific Housing Development Limited Partnership, a California limited partnership, or an affiliate of either of them is the managing member or managing general partner. Concurrently with any such assignment, Purchaser shall give written notice thereof to Seller and Escrow Holder. Purchaser hereby agrees that any assignment by Purchaser in contravention of this provision shall be void and shall not relieve Purchaser of its obligations and liabilities under this Agreement. To the extent any assignment of Purchaser's interest in this Agreement is consented to by Seller or permitted hereunder, the term "Purchaser," as used in this Agreement, shall include such permitted assignee. Any assignment permitted hereunder or by Seller shall not relieve Purchaser of its obligations under this Agreement.

           18. Section Headings. The section headings contained in this Agreement are for convenience only and shall in no way increase or limit the scope or meaning of the various and several sections hereof.

           19. Entire Agreement. This Agreement embodies the entire agreement between Purchaser and Seller and supersedes any prior understandings or written or oral agreements between the parties concerning the Property. Further, this Agreement shall not be varied, modified, amended, altered or terminated except by a written agreement executed by both Purchaser and Seller.

           20. Applicability. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of Purchaser and Seller and their respective permitted successors and assigns.

           21. Time. TIME IS OF THE ESSENCE IN THE PERFORMANCE OF THE PARTIES' RESPECTIVE OBLIGATIONS UNDER THIS AGREEMENT.

           22. Gender and Number. Words of any gender in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires.

           23. Reporting. Purchaser and Seller shall comply with any and all reporting requirements applicable to the transaction contemplated by this Agreement which are set forth in any law, statute, ordinance, rule, regulation, order or determination of any governmental authority, including, but not limited to, The International Investment Survey Act of 1976, The Agricultural Foreign Investment Disclosure Act of 1978, The Foreign Investment in Real Property Tax Act of 1980 and the Tax Reform Act of 1984 and further agree upon request of one party to furnish the other party with evidence of such compliance. To the extent practicable, Purchaser and Seller shall instruct Escrow Holder to comply with such reporting requirements.

           24. Counterpart Execution. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which together shall constitute one document.

           25. Applicable Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of California without reference to principles of conflicts of laws.

           26. Confidentiality. Unless otherwise agreed to in writing by Seller, Purchaser shall keep confidential the terms of this Agreement and the other Property Documents and all documents, contracts, prices, plans, specifications, strategies, marketing programs, financial statements, reports or other information provided to, or generated by Seller relating to the Property and will not disclose any such information to any person other than (i) those employees and agents of Purchaser who are actively and directly participating in the evaluation of the Property, or the appraisal, investigation or financing of the purchase or construction of the Property, (ii) prospective lenders for the Property, and (iii) governmental, administrative, regulatory or judicial authorities in the investigation of the compliance of the Property with applicable legal requirements, including but not limited to any municipal officials of the City in connection with Purchaser's pursuit of development entitlements and related governmental approvals. However, Purchaser expressly covenants and agrees that it will not disclose any code compliance, environmental or other regulatory matters to governmental or other authorities without the express prior written approval by Seller unless required by law, in which case Purchaser shall immediately notify Seller thereof. Upon any termination of this Agreement for any reason, Purchaser will promptly return to Seller copies of all documents or other information relating to the Property provided to Purchaser by Seller, including, without limitation, the Property Documents. The provisions of this Section 26 will survive the Close of Escrow or earlier termination of this Agreement.

           27. Time Calculations. Should the calculation of any of the various time periods provided for herein result in an obligation becoming due on a Saturday, Sunday or legal holiday, then the due date of such obligation or scheduled time of occurrence of such event shall be delayed until the next business day, or in the case of a legal holiday, the second business day thereafter. For purposes of this Agreement, any day which is not a Saturday, Sunday or legal holiday in the State of California shall be a "business day."

           28. No Recordation. Seller and Purchaser hereby agree and acknowledge that neither this Agreement nor any memorandum or affidavit of this Agreement shall be recorded with the County Recorder of the county in which the Property is located. Should Purchaser ever record or attempt to record this Agreement, or any memorandum or affidavit of this Agreement, or any other similar document, then, notwithstanding anything to the contrary in this Agreement, such recordation or attempt at recordation shall constitute a default by Purchaser under this Agreement and, in addition to the other remedies provided for in this Agreement Seller shall have the express right to terminate this Agreement by filing a notice of such termination in the proper place for said filing.

           29. Merger Provision. Except as expressly set forth in this Agreement, any and all rights of action of Purchaser for any breach by Seller of any representation, warranty or covenant contained in this Agreement shall merge with the Grant Deed and other instruments executed at Closing, shall terminate at the Closing and shall not survive the Closing. Notwithstanding anything contained in this Agreement to the contrary, the following provisions of this Agreement shall survive the Close of Escrow or a termination of this Agreement:
Sections 5(b), 9, 10, 13(a), 14(b), 23 and 26.

           30. Severability. If any portion of this Agreement is held to be unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect.

           31. Additional Instructions to Escrow Holder. Notwithstanding anything to the contrary contained in this Agreement, Escrow Holder's General Provisions, which shall be delivered to Seller and Purchaser by Escrow Holder after Escrow opens, are incorporated by reference herein to the extent that such General Provisions are not inconsistent with the terms and provisions of this Agreement. If there is any inconsistency between such General Provisions and any terms and/or provisions of this Agreement, the terms and provisions of this Agreement shall control. If any requirements relating to the duties or obligations of Escrow Holder are unacceptable to Escrow Holder, or if Escrow Holder requires additional instructions, the parties shall make any deletions, substitutions and additions which do not materially alter the terms of this Agreement. Any supplemental instructions shall be signed only as an accommodation to Escrow Holder and shall not be deemed to modify or amend any of the respective rights, duties and obligations of Purchaser and Seller under this Agreement unless those signed supplemental instructions expressly so provide. If Escrow Holder is the prevailing party in any action or proceeding between Escrow Holder and one or both of the parties to the Escrow, Escrow Holder shall be entitled to all costs, expenses and reasonable attorneys' fees expended or incurred in connection therewith. If Escrow Holder is required to respond to any legal summons or proceedings not involving a breach or fault upon Escrow Holder's part, the parties to this Agreement agree to share equally all costs, expenses and reasonable attorneys' fees expended or incurred by Escrow Holder. In the event costs, expenses and attorneys' fees are reimbursed to Escrow Holder, Purchaser and Seller agree that the prevailing party between Purchaser and Seller shall be awarded reimbursement of such costs, expenses and attorneys' fees paid by it to Escrow Holder hereunder.

           32. Exhibits Incorporated by Reference. All exhibits attached to this Agreement are incorporated into this Agreement by reference.

           33. Preliminary Change of Ownership Report. Purchaser shall be fully responsible for all matters in connection with the filing of a Preliminary Change of Ownership Report in accordance with the California Revenue and Taxation Code Section 480.3.

           34. ARBITRATION OF DISPUTES.

           ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES, INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY AGREEMENTS OR INSTRUMENTS RELATING HERETO OR DELIVERED IN CONNECTION HEREWITH AND ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL AT THE REQUEST OF ANY PARTY BE DETERMINED BY ARBITRATION. THE ARBITRATION SHALL BE CONDUCTED IN ACCORDANCE WITH THE UNITED STATES ARBITRATION ACT (TITLE 9, U.S. CODE), NOTWITHSTANDING ANY CHOICE OF LAW PROVISION IN THIS AGREEMENT, AND UNDER THE COMMERCIAL RULES OF THE AMERICAN ARBITRATION ASSOCIATION. THE ARBITRATOR(S) SHALL GIVE EFFECT TO STATUTES OF LIMITATION IN DETERMINING ANY CLAIM. ANY CONTROVERSY CONCERNING WHETHER AN ISSUE IS ARBITRABLE SHALL BE DETERMINED BY THE ARBITRATOR(S). JUDGMENT UPON THE ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. THE INSTITUTION AND MAINTENANCE OF AN ACTION FOR JUDICIAL RELIEF OR PURSUIT OF A PROVISIONAL OR ANCILLARY REMEDY SHALL NOT CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE PLAINTIFF, TO SUBMIT THE CONTROVERSY OR CLAIM TO ARBITRATION IF ANY OTHER PARTY CONTESTS SUCH ACTION FOR JUDICIAL RELIEF. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, ANY PARTY TO THIS AGREEMENT MAY INITIATE AND MAINTAIN AN ACTION FOR JUDICIAL RELIEF FOR THE PURPOSE OF SEEKING A PROVISIONAL OR ANCILLARY REMEDY OR CLEARING TITLE TO THE PROPERTY OF ANY NOTICE OF LIS PENDENS OR OTHER ENCUMBRANCE UPON THE TITLE.

           NOTICE: BY INITIALLING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE `ARBITRATION OF DISPUTES' PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALLING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE `ARBITRATION OF DISPUTES' PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

           WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE `ARBITRATION OF DISPUTES' PROVISION TO NEUTRAL ARBITRATION.

           Purchaser's Initials ______ Seller's Initials ______

           35. Not an Offer. Seller's delivery of unsigned copies of this Agreement is solely for the purpose of review by the party to whom delivered, and the delivery or any prior communications between the parties, whether verbal or written, shall not in any way be construed as an offer by Seller, and shall not in any way imply that Seller is under any obligation to consummate any transaction contemplated by this Agreement. The signing of this Agreement by Purchaser shall constitute an offer which shall not be deemed accepted by Seller unless and until Seller has signed this Agreement and delivered a duplicate original to Purchaser.

           36. Natural Hazards Disclosure Statement. Purchaser shall obtain from Escrow Holder the Natural Hazards Disclosure Statement required under California law. Seller shall pay any charges imposed by Escrow Holder in obtaining same. Purchaser shall deliver a written confirmation of its receipt of the Natural Hazards Disclosure Statement as a condition to Closing.

IN WITNESS WHEREOF, this Purchase and Sale Agreement and Escrow Instructions is executed as of the date set forth above.

                            "SELLER"

                            PARADISE VALLEY COMMUNITIES NO. 1,
                            a California general partnership

                            By:   HOMEFED COMMUNITIES, INC.,
                                  a California corporation, General
                                  Partner

                                  By:
                                     --------------------------------------

                                  Name:
                                       ------------------------------------

                                  Title:
                                        -----------------------------------


                            By:   HOMEFED RESOURCES CORPORATION,
                                  a California corporation, General
                                  Partner

                                  By:
                                     --------------------------------------

                                  Name:
                                       ------------------------------------

                                  Title:
                                        -----------------------------------



                            "PURCHASER"

                            WESTERN PACIFIC HOUSING, INC.,
                            a California corporation

                            By:
                               --------------------------------------

                            Name:
                                 ------------------------------------

                            Title:
                                  -----------------------------------

           An original fully executed copy of this Agreement has been received by the Escrow Holder this _____ day of ___________, 1999, and by the execution hereof the Escrow Holder hereby covenants and agrees to be bound by the terms of this Agreement.

                                      "Escrow Holder"


                                      CHICAGO TITLE COMPANY

                                      By:
                                         --------------------------------------

                                      Name:
                                           ------------------------------------

                                      Title:
                                            -----------------------------------

                                   EXHIBIT "A"
                                   -----------

                              PROPERTY DESCRIPTION
                              --------------------

                                [TO BE ATTACHED]

                                   EXHIBIT "B"
                                   -----------

                               FORM OF GRANT DEED
                               ------------------


Recording Requested By and
When Recorded Mail to:

Western Pacific Housing, Inc.
Porter Division
1210 Central Boulevard
Brentwood, California 94513
Attn: Mark W. Downie


                                   GRANT DEED
                                   ----------

Assessor Parcel No. ____________


           In accordance with Section 11932 of the California Revenue and Taxation Code, Grantor has declared the amount of the transfer tax which is due by a separate statement which is not being recorded with this Grant Deed.

           For valuable consideration, receipt of which is acknowledged, Paradise Valley Communities No. 1, a California general partnership ("Grantor"), hereby grants to Western Pacific Housing, Inc., a California corporation ("Grantee"), the real property in the City of Fairfield, County of Solano, State of California, described in Exhibit A attached hereto and made a part hereof ("Property").

           This conveyance is an AS-IS transaction and is also subject to all matters appearing of record or known to Grantee or that may be ascertained by an inspection of such Property and is made without any warranty express or implied as to the suitability of such Property for any purpose.

           IN WITNESS WHEREOF, Grantor has caused this instrument to be executed by its duly authorized agent.

Dated: ___________, 1999.

                            "SELLER"

                            PARADISE VALLEY COMMUNITIES NO. 1,
                            a California general partnership

                            By:   HOMEFED COMMUNITIES, INC.,
                                  a California corporation, General
                                  Partner

                                  By:
                                     --------------------------------------

                                  Name:
                                       ------------------------------------

                                  Title:
                                        -----------------------------------


                            By:   HOMEFED RESOURCES CORPORATION,
                                  a California corporation, General
                                  Partner

                                  By:
                                     --------------------------------------

                                  Name:
                                       ------------------------------------

                                  Title:
                                        -----------------------------------



                            "PURCHASER"

                            WESTERN PACIFIC HOUSING, INC.,
                            a California corporation

                            By:
                               --------------------------------------

                            Name:
                                 ------------------------------------

                            Title:
                                  -----------------------------------


                                  EXHIBIT B-2


STATE OF ___________________)                                                          |   ****************************************
                            ) ss.                                                      |    -OPTIONAL SECTION-
COUNTY OF __________________)                                                          |              CAPACITY CLAIMED BY SIGNER
                                                                                       |    Although statute does not require the
On ________________________________, 199__, before me, ________________________,       |    Notary to fill in the data below, doing
a Notary Public in and for the State of __________, personally appeared,               |    so may prove invaluable to persons
personally known to me (or proved to me on the basis of satisfactory evidence)         |    relying on the document.
to be the person(s) whose name(s) is/are subscribed to the within instrument,          |    INDIVIDUAL
and acknowledged to me that he/she/they executed the within instrument in              |    CORPORATE OFFICER(S)
his/her/their authorized capacity(ies) and that, by his/her/their signature(s)         |
on the within instrument, the person or entity upon behalf of which he/she/they        |
acted executed the within instrument.                                                  |
                                                                                       |    Title(s)
WITNESS my hand and official seal.                                                     |
-------                                                                                |
                                                                                       |
                                                                                       |    Title(s)
________________________________                                                       |    PARTNER(S): LIMITED
 Notary Public In and For                                                              |    GENERAL
 Said County and State                                                                 |    ATTORNEY-IN-FACT
                                                                                       |    TRUSTEE(S)
 (Seal)                                                                                |    GUARDIAN/CONSERVATOR
                                                                                       |    OTHER:
                                                                                       |
                                                                                       |
                                                                                       |
                                                                                       |
                                                                                       |
                                                                                       |   SIGNER IS REPRESENTING:
                                                                                       |   NAME OF PERSON(S) OR ENTITY(IES)
                                                                                       |
                                                                                       |
                                                                                       |
                                                                                       |
                                                                                       |
                                                                                       |
                                                                                       |   ****************************************
                                                                                       |
                                                                                       |
                                                                                       |
                                                                                       |
                                                                                       |

                                  EXHIBIT B-3

                                   EXHIBIT "C"
                                   -----------

                          FORM OF NON-FOREIGN AFFIDAVIT
                          -----------------------------


                       CERTIFICATION BY ENTITY TRANSFEROR
                       ----------------------------------
                       THAT IS NOT A FOREIGN CORPORATION,
                       ----------------------------------
                          PARTNERSHIP, TRUST OR ESTATE
                          ----------------------------


Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign corporation, partnership, trust or estate. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by Paradise Valley Communities No. 1, a California general partnership ("Transferor"), the undersigned hereby certifies the following, on behalf of
Transferor:

                     a. Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

                     b. The U.S. employer identification number of Transferor is 52-167-1038; and

                     c. Transferor's office address is: 1903 Wright Place, Suite 220, Carlsbad, California 92008.

Transferor understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalty of perjury, I declare that I have examined this certificate and to the best of my knowledge and belief, it is true, correct and complete.

Dated: ____________, 1999.

                            TRANSFEROR:

                            PARADISE VALLEY COMMUNITIES NO. 1,
                            a California general partnership

                            By:   HOMEFED COMMUNITIES, INC.,
                                  a California corporation, General
                                  Partner

                                  By:
                                     --------------------------------------

                                  Name:
                                       ------------------------------------

                                  Title:
                                        -----------------------------------


                            By:   HOMEFED RESOURCES CORPORATION,
                                  a California corporation, General
                                  Partner

                                  By:
                                     --------------------------------------

                                  Name:
                                       ------------------------------------

                                  Title:
                                        -----------------------------------



                            "PURCHASER"

                            WESTERN PACIFIC HOUSING, INC.,
                            a California corporation

                            By:
                               --------------------------------------

                            Name:
                                 ------------------------------------

                            Title:
                                  -----------------------------------



                                  EXHIBIT C-2

                                   EXHIBIT "D"
                                   -----------

              FORM OF CALIFORNIA WITHHOLDING EXEMPTION CERTIFICATE
              ----------------------------------------------------

                                   [ATTACHED]

                                   EXHIBIT "E"
                                   -----------

                        ASSIGNMENT OF INTANGIBLE PROPERTY
                        ---------------------------------


           THIS ASSIGNMENT OF INTANGIBLE PROPERTY (the "Assignment") is made this __ day of _________, 1999, by and between PARADISE VALLEY COMMUNITIES NO. 1, a California general partnership ("Assignor") and WESTERN PACIFIC HOUSING, INC., a California corporation ("Assignee"), with reference to the following facts:

           A. Assignor has used or acquired (or may have acquired) certain intangible rights in connection with the Property described on the attached including, but not limited to, any easements, licenses, permits, air rights, building rights and other entitlements, certificates of occupancy, rights of way, sewer agreements, water line agreements, utility agreements, water rights and oil, gas and mineral rights (collectively, the "Intangibles").

           B. Pursuant to the terms of that certain Purchase and Sale Agreement and Escrow Instructions entered into by Assignor, as Seller, and Assignee, as Purchaser (the "Purchase Agreement"), Assignor now desires to assign and transfer to Assignee all of its right, title and interest in and to the Intangibles, to the extent such right, title and interest may exist and is assignable by Assignor, and Assignee desires to accept any such Intangibles to the extent they exist and are assignable.

           NOW THEREFORE, in consideration of the mutual covenants and conditions hereinbelow set forth, it is agreed:

           1. Assignment. Effective as of the Close of Escrow, as that phrase is defined in the Purchase Agreement, Assignor assigns and transfers to Assignee and its successors and assigns, all of Assignor's right, title and interest in and to the Intangibles, to the extent such right, title and interest may exist and is assignable by Assignor.

           2. Assumption. Effective as of the Close of Escrow, Assignee accepts the assignment of the Intangibles and shall be entitled to all rights and benefits accruing to Assignor thereunder and hereby assumes all obligations thereunder from and after the Close of Escrow.

           3. No Rights in Trade Names. Nothing herein shall be construed to allow Assignee any right, title or interest in Assignor's trade names or marks, or to use said names or marks in any manner.

           4. Counterparts. This Assignment may be executed in counterparts which taken together shall constitute one and the same instrument.

           5. Successors and Assigns. The provisions of this instrument shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

           6. Further Assurances. Assignor hereby covenants that it will, at any time and from time to time, at no material cost or expense to Assignor, execute any documents and take such additional actions as Assignee or its successors or assigns shall reasonably require in order to more completely or perfectly carry out the transfers intended to be accomplished by this Assignment.

           IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment of Intangible Property as of the date set forth above.

                            "ASSIGNOR"

                            PARADISE VALLEY COMMUNITIES NO. 1,
                            a California general partnership

                            By:   HOMEFED COMMUNITIES, INC.,
                                  a California corporation, General
                                  Partner

                                  By:
                                     --------------------------------------

                                  Name:
                                       ------------------------------------

                                  Title:
                                        -----------------------------------


                            By:   HOMEFED RESOURCES CORPORATION,
                                  a California corporation, General
                                  Partner

                                  By:
                                     --------------------------------------

                                  Name:
                                       ------------------------------------

                                  Title:
                                        -----------------------------------



                            "PURCHASER"

                            WESTERN PACIFIC HOUSING, INC.,
                            a California corporation

                            By:
                               --------------------------------------

                            Name:
                                 ------------------------------------

                            Title:
                                  -----------------------------------


                                   EXHIBIT E-

                                   EXHIBIT "A"
                                       TO
                        ASSIGNMENT OF INTANGIBLE PROPERTY


                                LEGAL DESCRIPTION
                                -----------------

                                   [ATTACHED]










                                   EXHIBIT A

                               ESCROW INSTRUCTIONS
                         RELEASE OF FUNDS PRIOR TO CLOSE


TO:  First American Title                            Date:  September 21, 1999
     1355 Willow Way, Concord, CA  94520

You hold for our account in the above referenced escrow, the sum of $510,750.00

Seller, Paradise Valley Communities No. 1 has requested that we release said funds prior to consummation and closing of this escrow.

We understand that you and your employees make no warranty or representation of any kind express or implied as to the ownership of or title to the property described in this escrow, nor as to any encumbrances or liens thereon, nor as to the condition and/or the ultimate outcome of this escrow nor in any manner or form as an inducement to make the above payment.

We further realize that No instruments in our favor have been recorded, no Policy of Title Insurance issued to protect us. We nevertheless desire to accommodate the above named party.

THEREFORE, from funds now on deposit to our credit in this escrow, you are hereby authorized and instructed to pay $510,750.00 to the order of PARADISE VALLEY COMMUNITIES No. 1.

Whether or nor this escrow closes, you are NOT to be held liable or responsible for any LOSS or damage which we might sustain by reason of making the above payment.

Escrow holder will not disburse until funds deposited in escrow have cleared through the bank on which drawn.

Each of the undersigned states and declares that he/she has read the foregoing instructions and understands, accepts and approves them and does hereby acknowledge a receipt of a copy of these instructions.

BUYER:
------

Western Pacific Housing, Inc., a California corporation

By: /s/ Mark W. Downie
   -----------------------------
Name: Mark W. Downie
     ---------------------------
Title: Vice President
      --------------------------

SELLER:
-------

PARADISE VALLEY COMMUNITIES NO. 1, a California general partnership

By:  HOMEFED COMMUNITIES, INC., a California corporation,
        General Partner

        By: /s/Paul J. Borden
           ------------------------------
        Name: Paul J. Borden                   Title: President
             ------------------------------          --------------------------


By:  HOMEFED RESOURCE CORPORATION, a California corporation,
        General Partner

        By: /s/Paul J. Borden
           ------------------------------
        Name: Paul J. Borden                   Title: President
             ------------------------------          --------------------------


Received by First American Title Guaranty Company
Date:                                     By:
     ----------------------------            --------------------------


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